CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of the Columbia Asset Allocation Fund, Variable Series (formerly, Liberty Asset Allocation Fund, Variable Series), Columbia Federal Securities Fund, Variable Series (formerly, Liberty Federal Securities Fund, Variable Series), Columbia International Fund, Variable Series, Columbia Large Cap Growth Fund, Variable Series, Columbia Large Cap Value Fund, Variable Series (formerly, Liberty Growth & Income Fund, Variable Series), Columbia Mid Cap Value Fund, Variable Series (formerly, Liberty Select Value Fund, Variable Series), Columbia Money Market Fund, Variable Series (formerly, Liberty Money Market Fund, Variable Series), Columbia S&P 500 Index Fund, Variable Series (formerly Liberty S&P 500 Index Fund, Variable Series), Columbia Small Cap Value Fund, Variable Series (formerly Colonial Small Cap Value Fund, Variable Series), Columbia Small Company Growth Fund, Variable Series (formerly Liberty Small Company Growth Fund, Variable Series), Columbia Strategic Income Fund, Variable Series (formerly, Colonial Strategic Income Fund, Variable Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Registered Public Accounting Firm", in such Registration Statement.


PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2006